UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2007

NORTHERN OIL AND GAS, INC.
(Name of small business issuer in its charter)

Nevada	000-30955	87-0645378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Lake Street West, Suite 300 Wayzata, MN	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 476-9800

Copies of Communications to:
Best & Flanagan LLP
Attention: Ross C. Formell
225 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
(612) 339-7121
Fax (612) 339-5897

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANTS BUSINESS AND OPERATIONS

Item 5.02 - Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

Effective September 12, 2007 Ms. Lisa Bromiley Meier was elected to the Company’s Board of Directors. Ms. Bromiley Meier has been appointed to the Company’s Nomination, Compensation and Audit Committees, and will serve as the Audit Committee’s financial expert.

Lisa Bromiley Meier was appointed Chief Financial Officer of Flotek Industries, Inc. in April 2004, Vice President in January 2005 and Senior Vice President in July 2007. Mrs. Meier has facilitated the turn-around of Flotek with the completion of ten acquisitions, a private equity placement, securing senior credit facilities, and moving the Company onto the American Stock Exchange. Mrs. Meier was awarded Best CFO of the Year 2007 by the Houston Business Journal.

Prior to joining Flotek, Mrs. Meier worked in the energy audit practice of PricewaterhouseCoopers, LLP and worked for three Fortune 500 companies. Mrs. Meier served in various accounting, finance, SEC reporting and risk management positions. Mrs. Meier is a Certified Public Accountant. Mrs. Meier is a member of the American Institute of Certified Public Accountants and Financial Executives International. Mrs. Meier holds B.B.A. and Masters of Accountancy degrees from the University of Texas.

The Company has agreed to grant Ms. Meier options to purchase 100,000 shares of its common stock, under its 2006 Incentive Stock Option Plan, upon confirmation of her election at the next annual shareholder meeting.

A copy of the press release which the Company issued in connection with her election is attached as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits

Exhibit 99.1 - Press Release

Exhibit Number	Description
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

By:	/s/ Michael Reger
Michael Reger, Chief Executive Officer

Date: September 18, 2007